As filed with the Securities and Exchange Commission on October 12, 2010
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Cleveland BioLabs, Inc.
(Exact name of registrant as specified in its charter)

Delaware	8731	20-0077155
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

73 High Street
Buffalo, New York 14203
(716) 849-6810
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Dr. Michael Fonstein
Chief Executive Officer & President
Cleveland BioLabs, Inc.
73 High Street
Buffalo, New York 14203
(716) 849-6810
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

With copies to:

Kenneth R. Koch, Esq.
Jeffrey P. Schultz, Esq.
Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
Chrysler Center
666 Third Avenue
New York, New York 10017
(212) 935-3000 / (212) 983-3115 (Telecopy)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share(1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, par value $0.005 per share	2,293,860 shares(2)	$5.36	$12,295,090	$876.64

(1)
Computed in accordance with Rule 457(c) of the Securities Act of 1933. The offering price of $5.36 represents the average of the high and low prices, as reported on the Nasdaq Capital Market for our common stock on October 5, 2010.

(2)
Consists of (i) 2,293,860 shares of common stock that may be issued upon the conversion of our Series B Warrants and (iii) an indeterminate number of shares of common stock as may be issuable from time to time as a result of stock splits, stock dividends or similar transactions.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

PURSUANT TO RULE 429 UNDER THE SECURITIES ACT OF 1933, THE PROSPECTUS INCLUDED IN THIS REGISTRATION STATEMENT IS A COMBINED PROSPECTUS RELATING TO 2,293,863 SHARES OF COMMON STOCK WHICH ARE REGISTERED HEREBY AND 5,514,999 SHARES OF COMMON STOCK WHICH WERE PREVIOUSLY REGISTERED UNDER THE REGISTRATION STATEMENT ON FORM SB-2 (NO. 333-143755) (THE “PREVIOUS REGISTRATION STATEMENT”). THE PREVIOUS REGISTRATION STATEMENT WAS DECLARED EFFECTIVE ON DECEMBER 10, 2007, AND THE REGISTRATION FEE FOR THE SHARES COVERED BY THE PREVIOUS REGISTRATION STATEMENT HAS PREVIOUSLY BEEN PAID. UPON EFFECTIVENESS, THIS REGISTRATION STATEMENT SHALL ACT AS A POST-EFFECTIVE AMENDMENT TO THE PREVIOUS REGISTRATION STATEMENT.

EXPLANATORY NOTE

Cleveland BioLabs, Inc. filed Registration Statement No. 333-143755 on Form SB-2 (the “Previous Registration Statement”) in order to register the resale of shares of common stock issuable upon conversion of Series B Convertible Preferred Stock, par value $0.005 per share (the “Series B Convertible Preferred Stock”), as well as shares of common stock issuable upon exercise of the Series B Warrants, held by certain selling stockholders. Pursuant to Rule 429 under the Securities Act of 1933, as amended, this Registration Statement registers additional shares of common stock underlying Series B Warrants held by certain selling stockholders, and also serves as a post-effective amendment to the Previous Registration Statement to convert such registration statement into a registration statement on Form S-3.

On March 16, 2007, we completed a private placement pursuant to which we sold to certain accredited investors (i) Series B Convertible Preferred Stock convertible into an aggregate of approximately 4,288,712 shares of common stock on such date and (ii) Series B Warrants to purchase approximately 2,144,356 shares of our common stock on such date. All of our Series B Convertible Preferred Stock were previously converted into shares of our common stock. After taking into account anti-dilution adjustments relating to certain transactions, the Series B Warrants are exercisable into an aggregate of 4,091,344 shares of common stock. Under Registration Statement No. 333-143755, we registered for resale 3,717,515 shares of common stock issuable upon conversion of a portion of our Series B Convertible Preferred Stock and 1,797,484 shares of common stock underlying a portion of our Series B Warrants.

Accordingly, this Registration Statement on Form S-3 is being filed by the registrant (i) to register the resale of 2,293,860 additional shares of common stock underlying the Series B Warrants, including an indeterminate number of shares of common stock as may be issuable from time to time as a result of stock splits, stock dividends or similar transactions, and (ii) to convert the Previous Registration Statement into a registration statement on Form S-3.

The information contained in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

SUBJECT TO COMPLETION, DATED OCTOBER 12, 2010

Cleveland BioLabs, Inc.

7,808,859 Shares of Common Stock
Offered by the Selling Stockholders

The selling stockholders identified in this prospectus may offer and sell up to 7,808,859 shares of our common stock from time to time under this prospectus and any prospectus supplement, which number represents (i) 3,717,515 shares of common stock into which our Series B Convertible Preferred Stock, par value $0.005 per share (the “Series B Convertible Preferred Stock”), were converted and (ii) 4,091,344 shares of common stock issuable upon the exercise of our Series B Warrants, which currently have an exercise price of $5.99 per share.

All of these shares of common stock may be sold by the selling stockholders named in this prospectus, or their respective transferees, pledgees, donees or successors-in-interest. The selling stockholders will receive all proceeds from the sale of the shares of our common stock being offered by the selling stockholders in this prospectus. We will only receive the exercise price of the Series B Warrants upon the exercise in cash of the Series B Warrants by the selling stockholders.

We are registering the offer and sale of the shares of common stock to satisfy registration rights that we have granted. We have agreed to bear all expenses of registration of the securities offered by this prospectus.

The shares of common stock to which this prospectus relates may be offered and sold from time to time directly by the selling stockholders or alternatively through ordinary brokerage transactions directly to market makers of our shares or through any other means described in “Plan of Distribution.” The shares of common stock may be sold in one or more transactions, at fixed prices, at prevailing market prices at the time of sale or at negotiated prices.

Our common stock is listed on the Nasdaq Capital Market under the symbol “CBLI.” The last reported sales price of our common stock on the Nasdaq Capital Market on October 8, 2010 was $6.05 per share.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 3 in this prospectus and other information included and incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to buy shares of our common stock or warrants.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                                 , 2010

TABLE OF CONTENTS

You should rely only on the information contained in this prospectus and in any prospectus supplement. Neither we nor any selling stockholder has authorized anyone to provide you with information different from that contained in this prospectus. Offers to sell and solicitations of offers to buy our securities are only being made in jurisdictions where offers and sales are permitted. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our securities.

For investors outside of the United States, we have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus outside of the United States.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this registration statement, the selling stockholders may, from time to time, sell the securities described herein under this prospectus in one or more offerings up to the registered amount. This prospectus provides you with a general description of the securities we or the selling stockholders may offer.

As allowed by the SEC rules, this prospectus does not contain all of the information included in the registration statement.  For further information, we refer to the registration statement, including its exhibits. Statements contained in this prospectus about the provisions or contents of any agreement or other document are not necessarily complete and the applicable prospectus supplement may add, update or change the information contained in this prospectus.  If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.

The prospectus supplement may also add to, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” carefully before making an investment decision.

ii

PROSPECTUS SUMMARY

This summary does not contain all of the information you should consider before buying shares of our common stock. We urge you to read carefully this entire prospectus, the documents incorporated by reference in this prospectus and all applicable prospectus supplements before making an investment decision. In this prospectus, except as otherwise stated or the context otherwise requires, the terms “Cleveland BioLabs” and “CBLI” refer to Cleveland BioLabs, Inc., a Delaware corporation, but not its consolidated subsidiary and “company,” “we,” “us” and “our” refer to Cleveland BioLabs, Inc. and its consolidated subsidiary. Except as otherwise stated or the context otherwise requires, “common stock” refers to the common stock, par value $0.005 per share, of Cleveland BioLabs, Inc.

You should pay special attention to the “Risk Factors” section beginning on page 3 of this prospectus, including the risk factors identified in “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2009 (as it may be updated in our quarterly reports on Form 10-Q), in determining whether an investment in our securities is appropriate for you.

Our Company

We are a biotechnology, or biotech, company focused on developing biodefense, tissue protection and cancer treatment drugs based on the concept of modulation of cell death for therapeutic benefit. CBLI was incorporated in Delaware and commenced business operations in June 2003. We have devoted substantially all of our resources to the identification, development and commercialization of new types of drugs for protection of normal tissues from exposure to radiation and other stresses, such as toxic chemicals and cancer treatments. Our pipeline includes products from two primary families of compounds: protectans and curaxins. We are developing protectans as drug candidates that protect healthy tissues from acute stresses such as radiation, chemotherapy and ischemia (pathologies that develop as a result of blocking blood flow to a part of the body). Curaxins are being developed by Incuron, LLC, our majority-owned Russian subsidiary, as anticancer agents that could act as mono-therapy drugs or in combination with other existing anticancer therapies.

Our development efforts are based on discoveries made in connection with the investigation of the cell-level process known as apoptosis. Apoptosis is a highly specific and tightly regulated form of cell death that can occur in response to external events such as exposure to radiation or toxic chemicals or to internal stresses. Apoptosis is a major determinant of tissue damage caused by a variety of medical conditions including cerebral stroke, heart attack or acute renal failure. Conversely, apoptosis also is an important protective mechanism that allows the body to shed itself of defective cells, which otherwise can cause cancerous growth.

Research has demonstrated that apoptosis is sometimes suppressed naturally. For example, most cancer cells develop resistance to apoptotic death caused by drugs or natural defenses of the human body. Our research is geared towards identifying the means by which apoptosis can be affected and manipulated depending on the need.

If the need is to protect healthy tissues against an external event such as exposure to nuclear radiation, we attempt to suppress apoptosis in those healthy tissues, thereby imitating the apoptotic-resistant tendencies displayed by cancer cells. A drug with this effect would also be useful in ameliorating the often severe side effects of anticancer drugs and radiation that cause collateral damage to healthy tissues during cancer treatment. Because the severe toxicities of anticancer drugs and radiation often limit their dosage in cancer patients, an apoptosis suppressant drug may enable a more aggressive treatment regimen using anticancer drugs and radiation and thereby increase their effectiveness.

On the other hand, if the need is to kill cancerous cells, we focus our research efforts on restoring apoptotic mechanisms that are suppressed in tumors so that those cancerous cells will once again become vulnerable to apoptotic death. In this regard, we believe that our drug candidates could have significant potential for improving, and becoming vital to, the treatment of cancer patients.

Our Products and Technology

Through our research and development, or R&D, and our strategic partnerships, we have established a technological foundation for the development of new pharmaceuticals and their rapid preclinical evaluation. We have acquired rights to develop and commercialize the following prospective drugs:

•
Protectans are modified factors of microbes that protect cells from apoptosis, and which therefore have a broad spectrum of potential applications. These potential applications include both non-medical applications such as protection from exposure to radiation, whether as a result of military or terrorist action or as a result of a nuclear accident, as well as medical applications such as reducing cancer treatment toxicities.

•
Curaxins are small molecules designed to kill tumor cells by simultaneously targeting two regulators of apoptosis. Initial test results indicate that curaxins can be effective against a number of malignancies, including hormone-refractory prostate cancer, renal cell carcinoma, or RCC (a highly fatal form of kidney cancer), and soft-tissue sarcoma.

In the area of radiation protection, we have achieved high levels of protection in animal models. With respect to cancer treatment, the biology of cancer is such that there is no single drug that can be successfully used to treat a significant proportion of the large number of different cancers and there is wide variability in individual responses to most therapeutic agents. This means that there is a continuing need for additional anticancer drugs for most cancers.

These drug candidates demonstrate the value of our scientific foundation. Based on the expedited approval process currently available for non-medical applications such as protection from exposure to radiation, our most advanced drug candidate, Protectan CBLB502, may be approved for such applications within 18-24 months. Another drug candidate, Curaxin CBLC102, demonstrated activity and safety in a Phase IIa clinical trial concluded in late 2008.

RISK FACTORS

An investment in our securities is highly speculative, involves a high degree of risk, and should be made only by investors who can afford a complete loss. You should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus and any applicable prospectus supplement, including the risk factors incorporated by reference from our most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2009, as updated by our Quarterly Reports on Form 10-Q and our other filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), filed after such Annual Report. Any of the risks we have described could materially and adversely affect our business, financial condition or operating results and could result in a partial or complete loss of your investment. Further, the risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not currently known to us, or that we currently believe are not material, could also materially adversely affect our business, financial condition or operating results.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus contain forward-looking statements. These forward-looking statements include information about possible or assumed future results of our business, financial condition, liquidity, results of operations, plans and objectives. The words “may,” “should,” “expect,” “anticipate,” “intend,” “plan,” “continue,” “believe,” “seek,” “project,” “estimate” and similar expressions used in this prospectus or incorporated in this prospectus by reference that do not relate to historical facts are intended to identify forward-looking statements. These statements are only predictions. You should not place undue reliance on these forward-looking statements.

Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors. These factors include, among others:

•	our history of operating losses and the potential for future losses, which may lead us to not be able to continue as a going concern;

•	the adequacy of our cash balances to support our operations for specified periods of time and the nature and level of cash expenditures;

•	our need for substantial additional financing to meet our business objectives;

•	the potential for the loss of funding from our government grants and contracts;

•	the risks inherent in the early stages of drug development and in conducting clinical trials;

•	our ability to obtain regulatory approval in a timely manner or at all;

•	our collaborative relationships and the financial risks related thereto;

•
the market opportunities for our drug candidates as well as our ability to take advantage of those opportunities and our ability to successfully and timely develop, market and commercialize new products;

•	our ability to comply with our obligations under license agreements;

•	the potential for significant product liability claims; and

•	our ability to comply with various safety, environmental and other governmental regulations.

The forward-looking statements are based on management’s beliefs, plans, expectations and assumptions and on information available to us as of the time such statements were made. These beliefs, plans, expectations and assumptions can change as a result of many possible events or factors, not all of which are known to us. Neither we nor any other person assumes responsibility for the accuracy or completeness of these statements. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements.

The forward-looking statements in this prospectus or incorporated in this prospectus by reference are not representations or guarantees of future performance and involve certain risks, uncertainties and assumptions. Such risks, uncertainties and assumptions include, but are not limited to, any risk factors set forth in our other filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act or in any supplement to this prospectus. Many of such factors are beyond our control and are difficult to predict. As a result, our future actions, financial position and results of operations could differ materially from those expressed in any forward-looking statements made by us. Readers are therefore cautioned not to place undue reliance on forward-looking statements. We also do not intend to publicly update any forward-looking statements that may be made from time to time by us or on our behalf, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of our common stock by the selling stockholders. We will, however, receive the exercise price of the Series B Warrants upon the exercise in cash of such warrants by the selling stockholders. Any proceeds received by us from the exercise of the Series B Warrants will be used for working capital and general corporate purposes.

SELLING STOCKHOLDERS

The shares of common stock being offered by the selling stockholders (i) were issued upon the conversion of the Series B Convertible Preferred Stock and (ii) are issuable upon exercise of the Series B Warrants. We are registering the shares of common stock to satisfy registration rights that we have granted to the selling stockholders, and in order to permit the selling stockholders to offer the shares for resale from time to time. Except for their ownership of the Series B Convertible Preferred Stock and warrants (including the Series B Warrants) issued pursuant to the Securities Purchase Agreement (as defined below) or as otherwise set forth below, the selling stockholders have not had any material relationship with us within the past three years.

The Series B Convertible Preferred Stock and Series B Warrants

On March 16, 2007, pursuant to a securities purchase agreement of the same date (the “Securities Purchase Agreement”), we consummated a transaction with various accredited investors in which we agreed to sell to the investors, in a private placement, Series B Convertible Preferred Stock convertible into an aggregate of approximately 4,288,712 shares of common stock on such date, and Series B Warrants to purchase approximately 2,144,356 shares of our common stock on such date.

Sunrise Securities Corp., or SSC, Reedland Capital Partners, an Institutional Division of Financial West Group, and Basic Investors, Inc., served as placement agents for the transaction. In consideration for their services, each agent (or its designees) received compensation as follows: SSC received Series B Convertible Preferred Stock convertible into an aggregate of 290,298 shares of common stock, Series B Warrants to purchase an aggregate of 145,149 shares of common stock, and Series C Warrants, bearing an initial exercise price of $11.00 per share, to purchase 267,074 shares of common stock; Reedland received Series B Warrants to purchase an aggregate of 63,543 shares of common stock and cash compensation (in lieu of Series B Convertible Preferred Stock and additional Series B Warrants) of $444,800; Basic Investors received Series B Warrants to purchase an aggregate of 12,480 shares of Common Stock and cash compensation (in lieu of Series B Convertible Preferred Stock and additional Series B Warrants) of $87,360.

In the aggregate, the Series B Convertible Preferred Stock and the warrants issued in the transaction were originally convertible for and exercisable into 7,211,612 shares of common stock (subject to adjustments in the event of certain corporate events such as stock splits, or issuances of securities at a price below the conversion price of the Series B Convertible Preferred Stock or the exercise price of the warrants, as the case may be). In accordance with the NASDAQ Marketplace Rules, the conversion of the Series B Convertible Preferred Stock and the exercise of the warrants into common stock by their respective holders was submitted for approval and was approved by our stockholders at our 2007 annual stockholders meeting. In connection with obtaining stockholder approval of the foregoing issuances, on March 16, 2007, we entered into a Voting Agreement with Michael Fonstein, Andrei Gudkov, Yakov Kogan, the Cleveland Clinic, ChemBridge, Sunrise Equity Partners L.P., or SEP, and SSC, each of whom agreed to vote in favor of authorizing the issuance of the shares of common stock underlying all of the Series B Convertible Preferred Stock and the Warrants. In the aggregate, these parties to the Voting Agreement, together with holders of the Series B Convertible Preferred Stock that were eligible to vote at the 2007 annual stockholders meeting, held approximately 63% of all votes entitled to be cast as of the record date.

At the time of the private placement, SEP, one of the investors, together with its affiliates, was a holder of more than 10% of our outstanding common stock. In the transaction, SEP purchased Series B Convertible Preferred Stock convertible into 600,000 shares of common stock and received Series B Warrants to purchase 300,000 shares of common stock. As mentioned above, we also issued Series B Convertible Preferred Stock convertible into 290,298 shares of common stock, Series B Warrants to purchase an aggregate of 145,149 shares of Common Stock, and Series C Warrants to purchase 267,074 shares of common stock to SSC (an affiliate of SEP) and its designees in consideration for its services as lead placement agent. We also engaged SSC as our exclusive management agent regarding all exercises of the Series B Warrants, for which we will pay SSC a fee equal to 3.5% of the aggregate exercise price of each Series B Warrant, payable in cash if the exercise is in cash or in shares of common stock if the exercise is cashless.

As of the date of this prospectus, after giving effect to conversions and anti-dilution adjustments relating to certain transactions, the Series B Convertible Preferred Stock were converted into an aggregate of 6,111,566 shares of common stock. As of the date of this prospectus, after giving effect to anti-dilution adjustments relating to certain transactions, the Series B Warrants are exercisable into an aggregate of 4,091,344 shares of common stock.

Selling Stockholders

This prospectus covers the resale of  (i) 3,717,515 shares of common stock into which our Series B Convertible Preferred Stock were converted and (ii) 4,091,344 shares of common stock issuable upon the exercise of our Series B Warrants, which currently have an exercise price of $5.99 per share. Because the number of shares underlying the Series B Warrants is subject to adjustment for dilutive issuances, and because the number of shares underlying the Series B Warrants is subject to adjustment for stock splits, stock dividends, reclassifications or similar events, the number of shares of common stock that will actually be issued upon exercise of the Series B Warrants may be more or less than the number of shares being offered by this prospectus.

The table below lists the selling stockholders and other information regarding the beneficial ownership of the shares of common stock by each of the selling stockholders. The column titled “Shares of Common Stock Owned Before the Offering” lists the number of shares of common stock owned by each selling stockholder as of October 8, 2010, assuming conversion of all preferred stock and exercise of all warrants and options, including exercise of all Series B Warrants held by the selling stockholders on that date, without regard to any limitations on conversions or exercise. The column titled “Shares of Common Stock Being Offered” lists the shares of common stock being offered pursuant to this prospectus by the selling stockholders. The column titled “Shares of Common Stock Owned Upon Completion of the Offering” lists the shares of common stock owned by each selling stockholder, assuming the shares of common stock being offered pursuant to this prospectus by the selling stockholders have been sold, and the column titled “Percentage of Common Stock Outstanding Upon Completion of the Offering” provides the percentage owned by each selling stockholder of all shares of common stock outstanding, assuming the same.

Under the terms of the Series B Warrants, a selling stockholder may not exercise the Series B Warrants to the extent such exercise would cause such selling stockholder, together with its affiliates, to beneficially own a number of shares of common stock that exceeds 9.99% of our then outstanding shares of common stock following such exercise. The selling stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

	Number of Shares Beneficially Owned Before the Offering		Maximum Number of Shares Being Offered Hereby	Number of Shares Beneficially Owned After the Offering(2)
Name of Selling Stockholder	Number	Percent(1)	Number	Number	Percent(1)
162541 Ontario Inc. (3) 532 Spring Gate Blvd Thornhill Ontario L4J5B7 Canada	5,794	*	5,794	-	-
Alfred M. Gollomp (4) 160 Kensington Street Brooklyn, New York 11235	4,754	*	1,730	3,024	*
Amnon Mandelbaum (5) c/o Sunrise Securities Corp. 641 Lexington Ave., 25th Floor New York, New York 10022	379,924	1.39%	62,930	316,994	1.16%
Andrew C. Hart (6) 65 West 13th Street Apt. 5C New York, New York 10011	47,534	*	17,296	30,238	*
Aram Openden (7) 2630 Burridge Circle Twinsburg, Ohio 44087	8,460	*	3,460	5,000	*

Bruce Carlow (8) 71 Barnom Ave. Plainview, New York 11803	7,460	*	7,460	-	-
Bruce J. & Sandra K. Nielsen Joint Revoc. Trust (9) 5510 Seven Mile Rd. Racine, Wisconsin 53402	3,460	*	3,460	-	-
Capital Ventures International (10) c/o Heights Capital Management 101 California Street, Suite 3250 San Francisco, California 94111	123,540	*	123,540	-	-
Daniel J. Arbess (11) c/o Perella Weinberg Partners Capital Management LP 767 Fifth Avenue, 10th Fl. New York, New York 10153	109,326	*	39,780	69,546	*
David Goodfriend (12) 23 Chelsea Drive Livingston, NJ 07039	21,513	*	6,993	14,520	*
David Steinharter (13) 533 Douglas Avenue Toronto, Ontario M5M1H7 Canada	3,460	*	3,460	-	-
De Parys Holdings Limited (14) 2 Faggots Close Radlett, U.K.	2,595	*	2,595	-	-
Diane Schwartz (15) 23 Pheasant Run Lane Dix Hills, New York 11746	3,730	*	1,730	2,000	*
Douglas Belz (16) 22 South Gillette Ave Bayport, NY 11705	6,919	*	6,919	-	-
EGATNIV, LLC (17) 150 W. 46th Street, 6th Floor New York, New York 10036	14,922	*	14,922	-	-
Elie Zrihen (18) 34 Ellison Ave. Toronto, Ontario M3H2J6 Canada	2,663	*	2,663	-	-

Eric Abitbol (19) 201 East 69th Street, Apt. 60 New York, New York 10021	8,097	*	4,522	3,575	*
Eric Jacobs (20) 13594 S.W. 58th Ave Miami, Florida 33156	5,189	*	5,189	-	-
F. Berdon & Co., LP (21) 222 Purchase Street, Suite #318 Rye, New York 10580	468,710	1.70%	468,710	-	-
Frank Bua (22) 99 Matsunaye Drive Medford, NY 11763	1,730	*	1,730	-	-
Gary Purcell (23) 9 Kate Court East Quogue, NY 11942	9,419	*	9,419	-	-
Gemini Master Fund, Ltd. (24) 12220 El Camino Real, #400 San Diego, California 92130	66,599	*	66,599	-	-
Hudson Bay Fund L.P. (25) 120 Broadway, 40th Floor New York, New York 10271	27,241	*	27,241	-	-
Hudson Bay Overseas Fund Ltd. (26) 120 Broadway, 40th Floor New York, New York 10271	33,294	*	33,294	-	-
Ira Openden (27) 1 Laurel Street Jericho, NY 11753	17,208	*	3,460	13,748	*
Iroquois Master Fund Ltd. (28) 641 Lexington Ave., 26th Floor New York, New York 10022	297,323	1.08%	216,194	81,129	*
J.S.A. Investments, LLC (29) 19500 Turnberry Way Aventura, Florida 33180	327,837	1.20%	115,679	212,158	*
James & Nancy Pappas (30) 129 Barton Lane Bayport, New York 11705	3,460	*	3,460	-	-
Jeffrey Meyerson (31) c/o Sunrise Securities Corp. 641 Lexington Ave., 25th Floor New York, New York 10022	39,982	*	33,734	6,248	*
Jerold Ladin (32) 14 Beverly Lane Glenview, Illinois 60025	9,508	*	3,460	6,048	*

Jesselson Grandchildren 12/18/80 Trust (33) 445 Park Avenue, Suite 1502 New York, NY 10022	237,666	*	86,478	151,188	*
Jewish Communal Fund-Bone Marrow Testing Fund #3761 (34) 575 Madison Ave., Suite 703 New York, New York 10022	6,919	*	6,919	-	-
JGB Capital Offshore, Ltd. (35) c/o JGB Management, Inc. 400 Madison Ave., Suite 80 New York, New York 10017	7,721	*	7,721	-	-
JGB Capital, LP (36) c/o JGB Management, Inc. 400 Madison Ave., Suite 80 New York, New York 10017	78,164	*	23,164	55,000	*
JMG Capital Partners, LP (37) 11601 Wilshire Blvd., Suite 2180 Los Angeles, California 90025	242,137	*	242,137	-	-
Kathleen Belz (38) 23 Neel Court Sayville, New York 11782	52,009	*	33,509	18,500	*
Laffin Ventures Corporation (39) c/o Joshua Gerstin, Esq. 1499 West Palmetto Park Road, Suite 412 Boca Raton, Florida 33486	65,268	*	65,268	-	-
Lorin Wels (40) 133 Lakeview Dr. Old Tappan, NJ 07675	260,380	*	8,648	251,732	*
Marc Rubin (41) 2634 Oakbrook Drive Weston, Florida 33332	1,730	*	1,730	-	-
Marilyn S. Adler (42) 888 Park Ave., Apt. 8A New York, New York 10021	3,460	*	3,460	-	-
Melchior Ancona (43) 330 Crown Ave Staten Island, New York 10312	3,730	*	1,730	2,000	*
Michael and Irene Alter (44) 143 Shrub Hollow Road Roslyn, New York 11576	13,508	*	7,460	6,048	*
Nathan Halequa (45) 6 Grace Avenue Great Neck, New York 11021	7,460	*	3,460	4,000	*

Nathan Low (46) c/o Sunrise Securities Corp. 641 Lexington Ave., 25th Floor New York, New York 10022	352,839	1.28%	101,077	251,762	*
North Pole Capital Master Fund (47) 372 Bay St., 21st Fl Toronto, Ontario M5H 2W9 Canada	47,563	*	47,563	-	-
Peter M. Yu (48) 29 E. 64th Street, Apt. 11A New York, New York 10021	12,353	*	12,353	-	-
Peter Weprin (49) 225 Fifth Ave, Apt 11K New York, New York 10010	14,549	*	4,466	10,083	*
Portside Growth and Opportunity Fund (50) c/o Ramius LLC 599 Lexington Ave, 20th Fl New York, New York 10022	61,399	*	61,399	-	-
PR Diamonds Inc. (51) 580 5th Ave., Suite 1203 New York, New York 10036	9,508	*	3,460	6,048	*
Richard Barber (52) 3405 Howell St. #22 Dallas, TX 75204	3,460	*	3,460	-	-
Richard Settducati (53) 20 Harvard Drive Hampton Bays, New York 11946	8,160	*	3,460	4,700	*
Robert Baffa (54) 116 Alden Drive Port Jefferson, New York 11777	4,754	*	1,730	3,024	*
Robert Fuchs (55) c/o Sunrise Securities Corp. 641 Lexington Avenue, 25th Floor New York, NY 10022	3,795	*	3,573	222	*
Robert H. Cohen (56) 155 Garth Rd Scarsdale, New York 10583	418,913	1.52%	61,770	357,143	1.30%
Robert Schacter (57) c/o Reedland Capital LP 30 Sunnyside Avenue Mill Valley, CA 94941	85,722	*	85,722	-	-

Rock Associates (58) 41 Winged Foot Drive Larchmont, New York 10538	13,054	*	13,054	-	-
Ron Weissberg (59) 7 Hamitnahalim Street Savion Ganey Yehuda 56905 Israel	71,300	*	25,944	45,356	*
Ruth Low (60) c/o Sunrise Securities Corp. 641 Lexington Avenue, 25th Floor New York, NY 10022	86,478	*	86,478	-	-
Samuel Berger (61) c/o Sunrise Securities Corp. 641 Lexington Ave., 25th Floor New York, New York 10022	60,403	*	12,803	47,600	*
Sam Fendic (62) 6 Bond Street Bolton, Ontario L7E3J1 Canada	46,326	*	46,326	-	-
SDS Capital Group SPC, Ltd. (63) c/o SDS Management, LLC 53 Forest Avenue, Suite 201 Old Greenwich, Connecticut 06870	25,944	*	25,944	-	-
Serafino Barone (64) 39 Summit Rd Sparta, New Jersey 07871	3,460	*	3,460	-	-
Serge Moyal (65) 532 Spring Gate Blvd Thornhill, ON L4J5B7	3,620	*	2,595	1,025	*
SF Capital Partners Ltd. (66) c/o Stark Offshore Management LLC 3600 South Lake Drive St. Francis, Wisconsin 53235	627,572	2.28%	627,572	-	-
Starwood Group, L.P. (67) 150 Bears Club Drive Jupiter, Florida 33477	216,399	*	61,399	155,000	*
Steven Diamond (68) 64Prescott Street Lido Beach, New York 11561	3,730	*	3,730	-	-
Steven H. Lehmann (69) 30 Spruce Street Garden City, New York 11530.	13,837	*	13,837	-	-
Sunrise Equity Partners, LP (70) 641 Lexington Ave., 25th Floor New York, New York 10022	518,865	1.87%	518,865	-	-

Sunrise Securities Corp. (71) 641 Lexington Ave., 25th Floor New York, New York 10022	128,269	*	45,119	83,150	*
MAZ Partners L.P. (formerly TCMP3 Partners) (72) 7 Century Drive, Suite 201 Parsippany, New Jersey 07054	550,160	2.00%	174,685	375,475	1.38%
Thomas Griesel (73) 115 Meriam Dr. San Rafael, CA 94903	21,430	*	21,430	-	-
Thomas Laundrie (74) 22 Raymond Court Garden City, NY 11530	4,230	*	4,230	-	-
Uri Rosin (75) 145 Cooper Drive Great Neck, New York 11023	55,944	*	55,944	-	-
Warrant Strategies Fund LLC(76) 12 E. 52nd St, 7th Fl New York, NY 10022	465,509	1.68%	465,509	-	-
William Schmidl (77) 4027 Ramsgate San Antonio, Texas 78230	37,296	*	37,296	-	-
Perella Weinberg Partners Xerion Master Fund Ltd. (78) c/o Perella Weinberg Partners Capital Management LP 767 Fifth Avenue, 10th Fl. New York, New York 10153	332,732	1.22%	121,069	211,663	*
Jay and Mona Balkan (79) 283 Carriage House Dr. Jericho, NY 11753	5,250	*	5,250	-	-
Martin Finnerty (80) 99 Bedell Ave. Hempstead, NY 11550	1,500	*	1,500	-	-

*	Less than 1% of outstanding shares.

(1)	Based on 27,176,520 shares of our common stock outstanding as of October 8, 2010.

(2)
We do not know when or in what amounts the selling stockholders may offer common stock for sale. The stockholders may not sell any or all of the shares of common stock offered by this prospectus. Because the stockholders may offer all or some of the shares pursuant to this offering, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, we cannot estimate the number of the shares that will be held by the stockholders after completion of the offering. However, for purposes of this table, we have assumed that, after completion of the offering, none of the shares covered by this prospectus will be held by the stockholders.

(3)	Serge Moyal exercises voting and dispositive control over these shares. Shares of common stock owned before the offering include a Series B Warrant exercisable for 5,794 shares of common stock.

(4)	Shares of common stock owned before the offering include 3,024 shares of common stock and a Series B Warrant exercisable for 1,730 shares of common stock.

(5)
Mr. Mandelbaum is a managing member of Level Counter LLC, the general partner of Sunrise Equity Partners, LP, which is an affiliate of Sunrise Securities Corp., a registered broker-dealer. Mr. Mandelbaum is also an employee of Sunrise Securities Corp.

Shares of common stock owned before the offering include 186,319 shares of common stock, a Series A Warrant exercisable for 26,679 shares of common stock, Series B Warrant exercisable for 62,930 shares of common stock, and a Series C Warrant exercisable for 103,996 shares of common stock. Does not include shares owned by Sunrise Equity Partners, LP, which shares are set forth in footnote 70 and over which Amnon Mandelbaum does not exercise sole voting or dispositive control. Also does not include shares owned by Sunrise Securities Corp., which shares are set forth in footnote 71 . Mr. Mandelbaum disclaims beneficial ownership over such securities. Sunrise Securities Corp. disclaims any beneficial ownership of the securities owned by Sunrise Equity Partners, LP, and Sunrise Equity Partners, LP disclaims any beneficial ownership of the securities owned by Sunrise Securities Corp.

Mr. Mandelbaum acquired the shares offered hereby, and the Series B Warrants that may be exercised for shares covered by this prospectus from time to time, in the ordinary course of business. At the time such securities were acquired, Mr. Mandelbaum had no agreements or understandings, directly or indirectly, with any person to distribute the securities.

(6)	Shares of common stock owned before the offering include 30,238 shares of common stock and a Series B Warrant exercisable for 17,296 shares of common stock.

(7)	Shares of common stock owned before the offering include 5,000 shares of common stock and a Series B Warrant exercisable for 3,460 shares of common stock.

(8)	Shares of common stock owned before the offering include 4,000 shares of common stock and a Series B Warrant exercisable for 3,460 shares of common stock.

(9)	Shares of common stock owned before the offering include a Series B Warrant exercisable for 3,460 shares of common stock.

(10)
Heights Capital Management, Inc., the authorized agent of Capital Ventures International ("CVI"), has discretionary authority to vote and dispose of the shares held by CVI and may be deemed to be the beneficial owner of these shares. Martin Kobinger, in his capacity as Investment Manager of Heights Capital Management, Inc., may also be deemed to have investment discretion and voting power over the shares held by CVI. Mr. Kobinger disclaims any such beneficial ownership of the shares.  Shares of common stock owned before the offering include a Series B Warrant exercisable for 123,540 shares of common stock. CVI is an affiliate of a registered broker-dealer. CVI acquired the shares offered hereby, and the Series B Warrants that may be exercised for shares covered by this prospectus from time to time, in the ordinary course of business. At the time such securities were acquired, CVI had no agreements or understandings, directly or indirectly, with any person to distribute the securities.

(11)
Shares of common stock owned before the offering include 69,546 shares of common stock and a Series B Warrant exercisable for 39,780 shares of common stock. Daniel J. Arbess exercises voting and dispositive control over shares owned by Perella Weinberg Partners Xerion Master Fund Ltd., which shares are not included here but rather are set forth separately under Perella Weinberg Partners Xerion Master Fund Ltd.and described in the accompanying footnote 78 .

(12)
Shares of common stock owned before the offering also include a Series A Warrant exercisable for 2,965 shares of common stock, a Series B Warrant exercisable for 6,993 shares of common stock, and a Series C Warrant exercisable for 11,555 shares of common stock.

(13)	Shares of common stock owned before the offering include a Series B Warrant exercisable for 3,460 shares of common stock.

(14)	Joseph Dennis Toff exercises voting and dispositive control over these shares. Shares of common stock owned before the offering include a Series B Warrant exercisable for 2,595 shares of common stock.

(15)	Shares of common stock owned before the offering include 2,000 shares of common stock and a Series B Warrant exercisable for 1,730 shares of common stock.

(16)	Shares of common stock owned before the offering include a Series B Warrant exercisable for 6,919 shares of common stock.

(17)
Seth Farbman and Shai Stern exercise voting and dispositive control over these shares.  Shares of common stock owned before the offering include 8,002 shares of common stock and a Series B Warrant exercisable for 6,920 shares of common stock.

(18)	Shares of common stock owned before the offering include 1,428 shares of common stock and a Series B Warrant exercisable for 1,235 shares of common stock.

(19)
Shares of common stock owned before the offering include 2,904 shares of common stock, a Series A Warrant exercisable for 282 shares of common stock, a Series B Warrant exercisable for 4,522 shares of common stock, and a Series C Warrant exercisable for 389 shares of common stock.  Mr. Abitbol is an employee of Sunrise Securities Corp., a registered broker-dealer.

(20)	Shares of common stock owned before the offering include a Series B Warrant exercisable for 5,189 shares of common stock.

(21)
Frederick Berdon, Managing Partner of F. Berdon & Co., LP, exercises voting and dispositive control over these shares. Shares of common stock owned before the offering include a Series B Warrant exercisable for 468,710 shares of common stock.

(22)
Shares of common stock owned before the offering include a Series B Warrant exercisable for 1,730 shares of common stock. Mr. Bua is an affiliate of a registered broker dealer. Mr. Bua acquired the shares offered hereby, and the Series B Warrants that may be exercised for shares covered by this prospectus from time to time, in the ordinary course of business. At the time such securities were acquired, Mr. Bua had no agreements or understandings, directly or indirectly, with any person to distribute the securities.

(23)	Shares of common stock owned before the offering include a Series B Warrant exercisable for 9,419 shares of common stock.

(24)
Gemini Strategies, LLC is the investment manager of Gemini Master Fund, Ltd., and Steven Winters is the sole managing member of Gemini Strategies, LLC. Each of Gemini Strategies, LLC and Steven Winters expressly disclaims any equitable or beneficial ownership of such securities.  Shares of common stock owned before the offering include 35,714 shares of common stock and a Series B Warrant exercisable for 30,885 shares of common stock.

(25)
Shares of common stock owned before the offering include a Series B Warrant exercisable for 27,241 shares of common stock. Hudson Bay Capital Management, L.P., the investment manager of Hudson Bay Fund LP, has voting and investment power over these securities. Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management, L.P. Sander Gerber disclaims beneficial ownership over these securities. Hudson Bay Fund LP is in the process of transferring the Series B Warrants to Hudson Bay Master Fund Ltd.

(26)
Shares of common stock owned before the offering include a Series B Warrant exercisable for 33,294 shares of common stock. Hudson Bay Capital Management, L.P., the investment manager of Hudson Bay Overseas Fund Ltd., has voting and investment power over these securities. Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management, L.P. Sander Gerber disclaims beneficial ownership over these securities. Hudson Bay Overseas Fund, Ltd. is now known as Hudson Bay Master Fund Ltd.

(27)	Shares of common stock owned before the offering include 13,748 shares of common stock and a Series B Warrant exercisable for 3,460 shares of common stock.

(28)
Shares of common stock owned before the offering include 9,700 shares of common stock, a Series B Warrant exercisable for 216,194 shares of common stock, and a Series D Warrant exercisable for 71,429 shares of common stock. Iroquois Capital Management L.L.C. (“Iroquois Capital”) is the investment manager of Iroquois Master Fund, Ltd. (“IMF”). Consequently, Iroquois Capital has voting control and investment discretion over securities held by IMF. As managing members of Iroquois Capital, Joshua Silverman and Richard Abbe make voting and investment decisions on behalf of Iroquois Capital in its capacity as investment manager to IMF. As a result of the foregoing, Mr. Silverman and Mr. Abbe may be deemed to have beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended) of the securities held by IMF. Notwithstanding the foregoing, Mr. Silverman and Mr. Abbe disclaim such beneficial ownership.

(29)
J.A. Meyerson exercises voting and dispositive control over these shares.  Shares of common stock owned before the offering include 153,041 shares of common stock, a Series B Warrant exercisable for 115,679 shares of common stock, and a Series D Warrant exercisable for 35,715 shares of common stock.

(30)	Shares of common stock owned before the offering include a Series B Warrant exercisable for 3,460 shares of common stock.

(31)
Shares of common stock owned before the offering include a Series A Warrant exercisable for 649 shares of common stock, a Series B Warrant exercisable for 33,734 shares of common stock, and a Series C Warrant exercisable for 5,599 shares of common stock.  Mr. Meyerson is an employee of Sunrise Securities Corp., a registered broker-dealer. Mr. Meyerson is an affiliate of a registered broker dealer. Mr. Meyerson acquired the shares offered hereby, and the Series B Warrants that may be exercised for shares covered by this prospectus from time to time, in the ordinary course of business. At the time such securities were acquired, Mr. Meyerson had no agreements or understandings, directly or indirectly, with any person to distribute the securities.

(32)	Shares of common stock owned before the offering include 6,048 shares of common stock and a Series B Warrant exercisable for 3,460 shares of common stock.

(33)
Michael G. Jesselson, Benjamin J. Jesselson, Lucy Lang, and Claire Strauss exercise voting and dispositive control over these shares.  Shares of common stock owned before the offering include 151,188 shares of common stock and a Series B Warrant exercisable for 86,478 shares of common stock.

(34)
Saul Wadowski (Vice President/Controller), Susan F. Dickman (Executive Vice President), and Jose J. Virella (Senior Vice President of Finance and Administration) exercise voting and dispositive control over these shares, and any one of them can exercise such control alone.  Shares of common stock owned before the offering include a Series B Warrant exercisable for 6,919 shares of common stock.

(35)
The general partner of the investment advisor to JGB Capital Offshore, Ltd. is JGB Management Inc. JGB Management Inc. has voting control and investment discretion over securities held by JGB Capital Offshore, Ltd. The President of JGB Management Inc. is Brett Cohen. Brett Cohen disclaims beneficial ownership of the securities held by JGB Capital Offshore, Ltd. Shares of common stock owned before the offering include a Series B Warrant exercisable for 7,721 shares of common stock.

(36)
The general partner of the investment advisor of JGB Capital L.P. is JGB Management Inc. JGB Management Inc. has voting control and investment discretion over securities held by JGB Capital L.P. The President of JGB Management Inc. is Brett Cohen. Brett Cohen disclaims beneficial ownership of the securities held by JGB Capital L.P. Shares of common stock owned before the offering include a Series A Warrant exercisable for 55,000 shares of common stock and a Series B Warrant exercisable for 23,164 shares of common stock.

(37)
JMG Capital Partners, LP (“JMG Partners”) is a California limited partnership. Its general partner is JMG Capital Management, LLC (the “Manager”), a Delaware limited liability company and an investment adviser that has voting and dispositive power over JMG Partners’ investments, including the Registrable Securities. The equity interests of the Manager are owned by JMG Capital Management, Inc. (“JMG Capital”), a California corporation. Jonathan M. Glaser is the Executive Officer and Director of JMG Capital and has sole investment discretion over JMG Partners’ portfolio holdings.  Shares of common stock owned before the offering include a Series B Warrant exercisable for 242,137 shares of common stock.

(38)	Shares of common stock owned before the offering include 18,500 shares of common stock and a Series B Warrant exercisable for 33,509 shares of common stock.

(39)
Mark Tompkins exercises voting and dispositive control over these shares.  Shares of common stock owned before the offering include 35,000 shares of common stock and a Series B Warrant exercisable for 30,268 shares of common stock.

(40)
Shares of common stock owned before the offering include 179,053 shares of common stock, a Series B Warrant exercisable for 8,648 shares of common stock, and a Series D Warrant exercisable for 72,679 shares of common stock.

(41)	Shares of common stock owned before the offering include a Series B Warrant exercisable for 1,730 shares of common stock.

(42)
Marilyn S. Adler is a managing member of Level Counter LLC, the general partner of Sunrise Equity Partners, LP, which is an affiliate of Sunrise Securities Corp. Ms. Adler is otherwise unaffiliated with Sunrise Securities Corp.

Shares of common stock owned before the offering include a Series B Warrant exercisable for 3,460 shares of common stock. Does not include shares owned by Sunrise Equity Partners, LP, which shares are set forth in footnote 70 , and over which Ms. Adler does not exercise sole voting or dispositive control. Also does not include shares owned by Sunrise Securities Corp., which shares are set forth in footnote 71 . Ms. Adler disclaims beneficial ownership over such securities. Sunrise Securities Corp. disclaims any beneficial ownership of the securities owned by Sunrise Equity Partners, LP, and Sunrise Equity Partners, LP disclaims any beneficial ownership of the securities owned by Sunrise Securities Corp.

Ms. Adler acquired the shares offered hereby, and the Series B Warrants that may be exercised for shares covered by this prospectus from time to time, in the ordinary course of business. At the time such securities were acquired, Ms. Adler had no agreements or understandings, directly or indirectly, with any person to distribute the securities.

(43)
Shares of common stock owned before the offering include 2,000 shares of common stock and a Series B Warrant exercisable for 1,730 shares of common stock. Mr. Ancona recently passed away and his securities are in the process of being transferred to Vincenza Ancona, his widow.

(44)	Shares of common stock owned before the offering include 6,048 shares of common stock and a Series B Warrant exercisable for 7,460 shares of common stock.

(45)	Shares of common stock owned before the offering include 4,000 shares of common stock and a Series B Warrant exercisable for 3,460 shares of common stock.

(46)
Nathan Low is a managing member of Level Counter LLC, the general partner of Sunrise Equity Partners, LP, which is an affiliate of Sunrise Securities Corp, a registered broker-dealer. Mr. Low is the president and sole stockholder of Sunrise Securities Corp. and also exercises voting and dispositive control over shares owned by Sunrise Securities Corp.

Shares of common stock owned before the offering include a Series A Warrant exercisable for 48,064 shares of common stock, a Series B Warrant exercisable for 101,077 shares of common stock, and Series C Warrants exercisable for 203,698 shares of common stock.  Shares owned by Sunrise Securities Corp. are not included here but rather are set forth separately under Sunrise Securities Corp. and described in the accompanying footnote 71 . Also does not include shares owned by Sunrise Equity Partners, LP, which shares are set forth in footnote 70 , and over which Nathan Low does not exercise sole voting or dispositive control. Mr. Low disclaims beneficial ownership over such securities. Sunrise Securities Corp. disclaims any beneficial ownership of the securities owned by Sunrise Equity Partners, LP, and Sunrise Equity Partners, LP disclaims any beneficial ownership of the securities owned by Sunrise Securities Corp.

Mr. Low is an affiliate of a registered broker dealer. Mr. Low acquired the shares offered hereby, and the Series B Warrants that may be exercised for shares covered by this prospectus from time to time, in the ordinary course of business. At the time such securities were acquired, Mr. Low had no agreements or understandings, directly or indirectly, with any person to distribute the securities.

(47)
Paul Sabourin (Chairman & CIO, Polar Securities Inc. (as investment adviser for North Pole Capital Master Fund)), Robyn Schultz (Vice President, Polar Securities Inc. (as investment adviser for North Pole Capital Master Fund)), Herman Gill (CFO, Polar Securities Inc. (as investment adviser for North Pole Capital Master Fund)), Kamran Siddiqui (Trader, Polar Securities Inc. (as investment adviser for North Pole Capital Master Fund)), and John Paul Cahill (Trader, Polar Securities Inc. (as investment adviser for North Pole Capital Master Fund)) exercise voting and dispositive control over these shares, and any one of them can exercise such control alone.  Shares of common stock owned before the offering include a Series B Warrant exercisable for 47,563 shares of common stock.

(48)	Shares of common stock owned before the offering include a Series B Warrant exercisable for 12,353 shares of common stock.

(49)
Shares of common stock owned before the offering include 9,805 shares of common stock, Series B Warrants exercisable for 4,466 shares of common stock, and a Series C Warrant exercisable for 278 shares of common stock.  Mr. Weprin is an affiliate of a registered broker dealer. Mr. Weprin acquired the shares offered hereby, and the Series B Warrants that may be exercised for shares covered by this prospectus from time to time, in the ordinary course of business. At the time such securities were acquired, Mr. Weprin had no agreements or understandings, directly or indirectly, with any person to distribute the securities.

(50)
Shares of common stock owned before the offering include a Series B Warrant exercisable for 61,399 shares of common stock. Ramius LLC ("Ramius") is the investment adviser of Portside Growth and Opportunity Fund ("Portside") and consequently has voting control and investment discretion over securities held by Portside. Ramius disclaims beneficial ownership of the shares held by Portside. Cowen Group, Inc. (“Cowen”) is the managing member of Ramius and may be considered the beneficial owner of any securities deemed to be beneficially owned by Ramius. Cowen disclaims beneficial ownership of these securities. RCG Holdings LLC (“RCG Holdings”) is a significant shareholder of Cowen and may be considered to beneficial owner of any securities deemed beneficially owned by Cowen. RCG Holdings disclaims beneficial ownership of these securities. C4S & Co., L.L.C. (“C4S”) is the managing member of RCG Holdings and may be considered the beneficial owner of any securities deemed to be beneficially owned by RCG Holdings. C4S disclaims beneficial ownership of these securities. Peter A. Cohen, Morgan B. Stark, Thomas W. Strauss and Jeffrey M. Solomon are the sole managing members of C4S and may be considered beneficial owners of any shares deemed to be beneficially owned by C4S. Messrs. Cohen, Stark, Strauss and Solomon disclaim beneficial ownership of these shares.

The selling stockholder is an affiliate of a registered broker dealer. The selling stockholder acquired the shares offered hereby, and the Series B Warrants that may be exercised for shares covered by this prospectus from time to time, in the ordinary course of business. At the time such securities were acquired, the selling stockholder had no agreements or understandings, directly or indirectly, with any person to distribute the securities.

(51)
Pincus Reisz exercises voting and dispositive control over these shares. Shares of common stock owned before the offering include 6,048 shares of common stock and a Series B Warrant exercisable for 3,460 shares of common stock.

(52)
Shares of common stock owned before the offering include a Series B Warrant exercisable for 3,460 shares of common stock. Mr. Barber is an affiliate of a registered broker dealer. Mr. Barber acquired the shares offered hereby, and the Series B Warrants that may be exercised for shares covered by this prospectus from time to time, in the ordinary course of business. At the time such securities were acquired, Mr. Barber had no agreements or understandings, directly or indirectly, with any person to distribute the securities.

(53)	Shares of common stock owned before the offering 4,700 shares of common stock and a Series B Warrant exercisable for 3,460 shares of common stock.

(54)	Shares of common stock owned before the offering include 3,024 shares of common stock and a Series B Warrant exercisable for 1,730 shares of common stock.

(55)
Shares of common stock owned before the offering include Series B Warrants exercisable for 3,573 shares of common stock, and a Series C Warrant exercisable for 222 shares of common stock.  Mr. Fuchs is an employee of Sunrise Securities Corp., a registered broker-dealer. Mr. Fuchs is an affiliate of a registered broker dealer. Mr. Fuchs acquired the shares offered hereby, and the Series B Warrants that may be exercised for shares covered by this prospectus from time to time, in the ordinary course of business. At the time such securities were acquired, Mr. Fuchs had no agreements or understandings, directly or indirectly, with any person to distribute the securities.

(56)	Shares of common stock owned before the offering include a Series B Warrant exercisable for 61,770 shares of common stock and a Series D Warrant exercisable for 357,143 shares of common stock.

(57)
Shares of common stock owned before the offering include a Series B Warrant exercisable for 85,722 shares of common stock. Robert Schacter is an affiliate of a registered broker dealer. Mr. Schacter acquired the shares offered hereby, and the Series B Warrants that may be exercised for shares covered by this prospectus from time to time, in the ordinary course of business. At the time such securities were acquired, Mr. Schacter had no agreements or understandings, directly or indirectly, with any person to distribute the securities.

(58)
Stuart Schapiro exercises voting and dispositive control over these shares. Shares of common stock owned before the offering include 7,000 shares of common stock and a Series B Warrant exercisable for 6,054 shares of common stock.

(59)	Shares of common stock owned before the offering include 45,356 shares of common stock and a Series B Warrant exercisable for 25,944 shares of common stock.

(60)
Shares of common stock owned before the offering include a Series B Warrant exercisable for 86,478 shares of common stock. Ms. Low is an affiliate of a registered broker dealer. Ms. Low acquired the shares offered hereby, and the Series B Warrants that may be exercised for shares covered by this prospectus from time to time, in the ordinary course of business. At the time such securities were acquired, Ms. Low had no agreements or understandings, directly or indirectly, with any person to distribute the securities.

(61)
Shares of common stock owned before the offering include 22, 382 shares of common stock, a Series A Warrant exercisable for 51 shares of common stock, a Series B Warrant exercisable for 12,803 shares of common stock, and a Series C Warrant exercisable for 25,167 shares of common stock. Mr. Berger is an employee of Sunrise Securities Corp., a registered broker-dealer. Mr. Berger is an affiliate of a registered broker dealer. Mr. Berger acquired the shares offered hereby, and the Series B Warrants that may be exercised for shares covered by this prospectus from time to time, in the ordinary course of business. At the time such securities were acquired, Mr. Berger had no agreements or understandings, directly or indirectly, with any person to distribute the securities.

(62)	Shares of common stock owned before the offering include a Series B Warrant exercisable for 46,326 shares of common stock.

(63)	Shares of common stock owned before the offering include a Series B Warrant exercisable for 25,944 shares of common stock.

(64)	Shares of common stock owned before the offering include a Series B Warrant exercisable for 3,460 shares of common stock.

(65)	Shares of common stock owned before the offering include a Series A Warrant exercisable for 1,025 shares of common stock and a Series B Warrant exercisable for 2,595 shares of common stock.

(66)
Michael A. Roth and Brian J. Stark have voting and investment control over securities owned by SF Capital Partners Ltd., but Messrs. Roth and Stark disclaim beneficial ownership of such securities. Shares of common stock owned before the offering include 321,441 shares of common stock and a Series B Warrant exercisable for 306,131 shares of common stock. SF Capital Partners Ltd. is an affiliate of a registered broker-dealer.

The selling stockholder is an affiliate of a registered broker dealer. The selling stockholder acquired the shares offered hereby, and the Series B Warrants that may be exercised for shares covered by this prospectus from time to time, in the ordinary course of business. At the time such securities were acquired, the selling stockholder had no agreements or understandings, directly or indirectly, with any person to distribute the securities.

(67)
Robert Green exercises voting and dispositive control over these shares.  Shares of common stock owned before the offering include 155,000 shares of common stock and a Series B Warrant exercisable for 61,399 shares of common stock.

(68)	Shares of common stock owned before the offering include 2,000 shares of common stock and a Series B Warrant exercisable for 1,730 shares of common stock.

(69)	Shares of common stock owned before the offering include a Series B Warrant exercisable for 13,937 shares of common stock.

(70)
Level Counter LLC is the general partner of Sunrise Equity Partners, LP. The three managing members of Level Counter LLC are Nathan Low, the sole stockholder of Sunrise Securities Corp. and its president, Amnon Mandelbaum, one of the Managing Directors of Investment Banking at Sunrise Securities Corp., and Marilyn Adler, who is otherwise unaffiliated with Sunrise Securities Corp., and a unanimous vote of all three persons is required to dispose of the securities of Sunrise Equity Partners, LP. Accordingly, each of such persons may be deemed to have shared beneficial ownership of the securities owned by Sunrise Equity Partners, LP. Such persons disclaim such beneficial ownership.

As a result of the relationship of Mr. Low to Sunrise Securities Corp., Sunrise Equity Partners, LP may be deemed to beneficially own the securities owned by Sunrise Securities Corp., and/or Sunrise Securities Corp. may be deemed to beneficially own the securities owned by Sunrise Equity Partners, LP. Sunrise Equity Partners, LP disclaims any beneficial ownership of the securities owned by Sunrise Securities Corp., and Sunrise Securities Corp. disclaims any beneficial ownership of the securities owned by Sunrise Equity Partners, LP. Shares of common stock owned before the offering include a Series B Warrant exercisable for 518,865 shares of common stock.

Sunrise Equity Partners, LP is an affiliate of Sunrise Securities Corp. (a registered broker-dealer). The selling stockholder acquired the shares offered hereby, and the Series B Warrants that may be exercised for shares covered by this prospectus from time to time, in the ordinary course of business. At the time such securities were acquired, the selling stockholder had no agreements or understandings, directly or indirectly, with any person to distribute the securities.

(71)
Shares of common stock owned before the offering include a Series B Warrant exercisable for 45,119 shares of common stock, and a Series C Warrant exercisable for 83,150 shares of common stock. Shares of common stock being offered represent compensation paid to Sunrise Securities Corp. for its services as placement agent in the private placement of the Series B securities. Sunrise Securities Corp. also served as a placement agent in our private placement of Series A Preferred Stock in March 2005 and as one of the co-managing underwriters in our initial public offering in July 2006.

Level Counter LLC is the general partner of Sunrise Equity Partners, LP, an affiliate of Sunrise Securities Corp. The three managing members of Level Counter LLC are Nathan Low, the sole stockholder of Sunrise Securities Corp. and its president, Amnon Mandelbaum, one of the Managing Directors of Investment Banking at Sunrise Securities Corp., and Marilyn Adler, who is otherwise unaffiliated with Sunrise Securities Corp., and a unanimous vote of all three persons is required to dispose of the securities of Sunrise Equity Partners, LP. Accordingly, each of such persons may be deemed to have shared beneficial ownership of the securities owned by Sunrise Equity Partners, LP. Such persons disclaim such beneficial ownership.

As a result of the relationship of Mr. Low to Sunrise Securities Corp., Sunrise Equity Partners, LP may be deemed to beneficially own the securities owned by Sunrise Securities Corp. and/or Sunrise Securities Corp. may be deemed to beneficially own the securities owned by Sunrise Equity Partners, LP. Sunrise Equity Partners, LP disclaims any beneficial ownership of the securities owned by Sunrise Securities Corp. and Sunrise Securities Corp. disclaims any beneficial ownership of the securities owned by Sunrise Equity Partners, LP. As the president and sole stockholder of Sunrise Securities Corp., Mr. Low exercises voting and dispositive control over the  shares accompanying this footnote 71 . Mr. Low disclaims such beneficial ownership.

(72)
Walter Schenker is the sole principal in MAZ Capital Advisors LLC which is the general Partner in MAZ Partners. As such, Walter Schenker exercises voting and dispositive control over these shares.  Shares of common stock owned before the offering include 268,332 shares of common stock, Series B Warrants exercisable for 174,685 shares of common stock, and Series D Warrants exercisable for 107,143 shares of common stock.

(73)
Shares of common stock owned before the offering include a Series B Warrant exercisable for 21,430 shares of common stock. Thomas Griesel is an affiliate of a registered broker dealer. Mr. Griesel acquired the shares offered hereby, and the Series B Warrants that may be exercised for shares covered by this prospectus from time to time, in the ordinary course of business. At the time such securities were acquired, Mr. Griesel had no agreements or understandings, directly or indirectly, with any person to distribute the securities.

(74)
Shares of common stock owned before the offering include a Series B Warrant exercisable for 4,230 shares of common stock. Thomas Laundrie is an affiliate of a registered broker dealer. Mr. Laundrie acquired the shares offered hereby, and the Series B Warrants that may be exercised for shares covered by this prospectus from time to time, in the ordinary course of business. At the time such securities were acquired, Mr. Laundrie had no agreements or understandings, directly or indirectly, with any person to distribute the securities.

(75)	Shares of common stock owned before the offering include 30,000 shares of common stock and a Series B Warrant exercisable for 25,944 shares of common stock.

(76)
Shares of common stock owned before the offering include a Series B Warrant exercisable for 465,509 shares of common stock.  Hull Capital Management, LLC is the investment adviser to Warrant Strategies Fund, LLC, a single strategy hedge fund. Hull Capital Management, LLC is fully owned and managed by J. Mitchell Hull. Mr. Hull has exclusive responsibility for all investment decisions for the Firm and is the Portfolio Manager of Warrant Strategies Fund, LLC.

(77)	Shares of common stock owned before the offering include a Series B Warrant exercisable for 17,296 shares of common stock.

(78)
Daniel J. Arbess exercises voting and dispositive control over these shares.  Shares of common stock owned before the offering include 211,663 shares of common stock and a Series B Warrant exercisable for 121,069 shares of common stock.  Perella Weinberg Partners Xerion Master Fund Ltd. (“Perella Weinberg”) is an affiliate of a registered broker dealer. Perella Weinberg acquired the shares offered hereby, and the Series B Warrants that may be exercised for shares covered by this prospectus from time to time, in the ordinary course of business. At the time such securities were acquired, Perella Weinberg had no agreements or understandings, directly or indirectly, with any person to distribute the securities.

(79)	Shares of common stock owned before the offering include a Series B Warrant exercisable for 5,250 shares of common stock.

(80)	Shares of common stock owned before the offering include a Series B Warrant exercisable for 1,500 shares of common stock.

PLAN OF DISTRIBUTION

We are registering the shares of common stock that were issued upon the conversion of the Series B Convertible Preferred Stock and the shares of common stock that are issuable upon exercise of the Series B Warrants to permit the resale of these shares of common stock by the holders thereof from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

The selling stockholders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions,

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	sales pursuant to Rule 144;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

If the selling stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions created after the effective date of the registration statement of which this prospectus is a part and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

The selling stockholders may pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states, the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the shelf registration statement of which this prospectus forms a part.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will pay all expenses of the registration of the shares of common stock pursuant to the registration rights agreement, estimated to be approximately $43,847.20 in total, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that a selling stockholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling stockholders against certain liabilities, including certain liabilities under the Securities Act, in accordance with the registration rights agreements, or the selling stockholders will be entitled to contribution with respect thereto. We will be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus, in accordance with the related registration rights agreement, or we will be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

DESCRIPTION OF OUR CAPITAL STOCK

The following summary describes the material terms of our common stock. It summarizes material provisions of our certificate of incorporation and bylaws and is subject to, and qualified in its entirety by, our certificate of incorporation and by-laws that are included as exhibits to certain of the documents incorporated by reference herein. If we offer shares of our common stock for sale under this prospectus, we will provide a prospectus supplement that describes the terms of the offering, including the number of shares offered and the offering price.

General

Our certificate of incorporation authorizes us to issue 80,000,000 shares of common stock, par value $.005 per share. As of October 8, 2010, 27,176,520 shares of common stock were issued and outstanding with 3,234,328 shares of common stock reserved for issuance upon exercise of issued and outstanding options and 9,745,046 shares of common stock reserved for issuance upon exercise of issued and outstanding warrants.

Voting

Holders of our common stock are entitled to one vote per share. All actions submitted to a vote of stockholders will be voted on by holders of our common stock.

Dividends

Holders of common stock are entitled to receive cash dividends equally on a per share basis, as if and when the dividends are declared by the board of directors from legally available funds.

Liquidation

After satisfaction of the liquidation preferences of all securities ranking senior to the common stock, the holders of common stock will share with each other on an equal basis in any net assets available for distribution to holders of shares of capital stock upon liquidation.

Other Terms

The rights, preferences and privileges of holders of common stock will be subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which we may designate and issue in the future.

Common Stockholders

As of October 8, 2010, we had 55 holders of record of our common stock.

Listing of Stock

Our common stock is listed on the NASDAQ Capital Market under the trading symbol “CBLI”.

Transfer Agent and Registrar

The transfer agent and registrar for the common stock is Continental Stock Transfer & Trust Company.

Anti-Takeover Effects of Our Certificate of Incorporation and our By-laws

The authorized but unissued shares of our common stock and our preferred stock will be available for future issuance with limited requirements for the vote or approval of our stockholders. These additional shares may be utilized for a variety of corporate purposes, including future offerings to raise additional capital or corporate acquisitions. The existence of authorized but unissued shares of our common stock and our preferred stock could render more difficult or discourage an attempt to obtain control over us by means of a proxy contest, tender offer, merger or otherwise.

Our certificate of incorporation requires that any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by a consent in writing. Our certificate of incorporation also requires that special meetings of stockholders be called only by our chairman of our board of directors or the board of directors as a whole. In addition, our by-laws provide that candidates for director may be nominated and other business brought before an annual meeting only by the board of directors or by a stockholder who gives written notice to us no later than 90 days prior to nor earlier than 120 days prior to the first anniversary of the last annual meeting of stockholders. These provisions may have the effect of deterring hostile takeovers or delaying changes in control of our management, which could depress the market price of our common stock.

Delaware Business Combination Statute

We are subject to Section 203 of the Delaware General Corporation Law. Section 203 provides that, subject to specified exceptions, an interested stockholder of a Delaware corporation is not permitted to engage in any business combination, including mergers or consolidations or acquisitions of additional shares of the corporation, with the corporation for a three-year period following the time that stockholder became an interested stockholder, unless one of the following conditions is met:

•
prior to the time the stockholder became an interested stockholder, the board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•
upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, other than statutorily excluded shares; or

•
on or subsequent to the time the stockholder became an interested stockholder, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Except as otherwise set forth in Section 203, “interested stockholder” means:

•
any person that is the owner of 15% or more of the outstanding voting stock of the corporation, or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the date of determination; and

•	the affiliates and associates of any such person.

As a result of being subject to Section 203, it may be more difficult for a person who is an interested stockholder to effect various business combinations with us for the applicable three-year period. Section 203 also may have the effect of preventing changes in our management. It is possible that Section 203 could make it more difficult to accomplish transactions which our stockholders may otherwise deem to be in their best interests. The provisions of Section 203 may cause persons interested in acquiring us to negotiate in advance with our board of directors.

Directors’ Limitation of Liability

Our certificate of incorporation and by-laws include provisions to indemnify the directors and officers to the fullest extent permitted by the Delaware General Corporation Law, including circumstances under which indemnification is otherwise discretionary. We believe that these provisions are necessary to attract and retain qualified persons as directors and officers. We have also obtained directors and officers liability insurance in amounts commensurate with those of similarly situated companies.

Insofar as indemnification for liability arising under the Securities Act may be permitted to our directors, officers and controlling persons as stated in the foregoing provisions or otherwise, we have been advised that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., New York, New York.

EXPERTS

The financial statements incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2009 have been so incorporated in reliance on the report of Meaden & Moore, Ltd., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

In this prospectus, we “incorporate by reference” the information we file with the SEC, which means that we can disclose important business, financial and other information to you in this prospectus by referring you to the documents containing this information. The information incorporated by reference is considered to be part of this prospectus, and information that we file with the SEC after the date of this prospectus will automatically update and supersede this information. However, any information contained herein shall modify or supersede information contained in documents we filed with the SEC before the date of this prospectus.

We incorporate by reference in this prospectus the documents listed below and any other documents we file with the SEC in the future (other than, in all cases, the portions of those documents deemed to be “furnished” to, and not “filed” with, the SEC) under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until the offering of all the securities that may be offered by this prospectus is completed:

•
our Annual Report on Form 10-K for the year ended December 31, 2009, filed with the SEC on March 22, 2010 (including the portions of our definitive Proxy Statement on Schedule 14A incorporated therein by reference);

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2010, filed with the SEC on May 14, 2010;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2010, filed with the SEC on August 16, 2010;

•	our Current Report on Form 8-K, filed with the SEC on January 5, 2010;

•	our Current Report on Form 8-K, filed with the SEC on February 2, 2010;

•	our Current Report on Form 8-K, filed with the SEC on February 16, 2010;

•	our Current Report on Form 8-K, filed with the SEC on February 26, 2010;

•	our Current Report on Form 8-K/A, filed with the SEC on February 26, 2010;

•	our Current Report on Form 8-K, filed with the SEC on June 9, 2010;

•	our Current Report on Form 8-K, filed with the SEC on July 28, 2010;

•	our Current Report on Form 8-K, filed with the SEC on September 21, 2010; and

•	the description of our common stock in Form 8-A, filed with the SEC on July 20, 2006.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facility:

Public Reference Room
100 F Street, N.E.
Room 1580
Washington, DC 20549

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Room of the SEC at the above address. Please call 1- 800-SEC-0330 for further information on the operations of the Public Reference Room and copying charges.

We will furnish without charge to each person to whom a copy of this prospectus is delivered, upon written or oral request, a copy of the information that has been incorporated in this prospectus by reference but not delivered with the prospectus (except exhibits, unless they are specifically incorporated in this prospectus by reference). You should direct any requests for copies to:

Cleveland BioLabs, Inc.
73 High Street
Buffalo, New York 14203
Phone: (716) 849-6810
Attention: John A. Marhofer, Jr., Chief Financial Officer

CLEVELAND BIOLABS, INC.

7,808,859 Shares of Common Stock
Offered by the Selling Stockholders

PROSPECTUS

                   , 2010

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the expenses payable by the company in connection with the filing of the registration statement. All amounts are estimates except the SEC registration fee.

SEC registration fee	$876.64
Printing and engraving expenses	3,000
Legal fees and expenses	30,000
Accounting fees and expenses	5,000
Miscellaneous expenses	5,000
Total	$43,876.64

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 102 of the General Corporation Law of the State of Delaware (the “DGCL”) allows a corporation to eliminate the personal liability of directors to a corporation or its stockholders for monetary damages for a breach of a fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase or redemption in violation of Delaware corporate law or obtained an improper personal benefit. As permitted by Section 102(b)(7) of the DGCL, CBLI’s Certificate of Incorporation contains a provision eliminating the personal liability of a director to CBLI or its stockholders to the fullest extent permitted by the DGCL.

Section 145 of the DGCL empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. A Delaware corporation may indemnify directors, officers, employees and other agents of such corporation in an action by or in the right of a corporation under the same conditions against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense and settlement of such action or suit, except that no indemnification is permitted without judicial approval if the person to be indemnified has been adjudged to be liable to the corporation. Where a present or former director or officer of the corporation is successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above or in defense of any claim, issue or matter therein, the corporation must indemnify such person against the expenses (including attorneys’ fees) which he or she actually and reasonably incurred in connection therewith. CBLI’s Certificate of Incorporation contains provisions that provide for indemnification of officers and directors and each person who is or was serving at the request of CBLI as a director, officer, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise to the full extent permitted by the DGCL.

Section 174 of the DGCL provides, among other things, that a director who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered into the books containing the minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

CBLI maintains, at its expense, a policy of insurance which insures its directors and officers, subject to exclusions and deductions as are usual in these kinds of insurance policies, against specified liabilities which may be incurred in those capacities.

ITEM 16. EXHIBITS.

A list of exhibits filed herewith or incorporated by reference is contained in the Exhibit Index, which is incorporated herein by reference.

ITEM 17. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(A)            to include any prospectus required by Section 10(a)(3) of the Securities Act;

(B)            to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(C)            to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (A), (B) and (C) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

           (2)That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           (4)That, for the purpose of determining liability under the Securities Act to any purchaser:

(A)           Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)           Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)           That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Buffalo, State of New York, on the 12th day of October, 2010.

CLEVELAND BIOLABS, INC.

By:	/s/ Michael Fonstein
Michael Fonstein
Chief Executive Officer and President

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Michael Fonstein and John A. Marhofer, Jr. his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully so or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael Fonstein	Chief Executive Officer, President and Director	October 12, 2010
Michael Fonstein	(Principal Executive Officer)

/s/ John A. Marhofer, Jr.	Chief Financial Officer	October 12, 2010
John A. Marhofer, Jr.	(Principal Financial and Accounting Officer)

/s/ James J. Antal	Director	October 12, 2010
James J. Antal

/s/ Paul E. DiCorleto	Director	October 12, 2010
Paul E. DiCorleto

/s/ Andrei Gudkov	Chief Scientific Officer and Director	October 12, 2010
Andrei Gudkov

/s/ Bernard L. Kasten	Director, Chairman of the Board	October 12, 2010
Bernard L. Kasten

/s/ Yakov Kogan	Chief Operating Officer, Secretary and Director	October 12, 2010
Yakov Kogan

/s/ H. Daniel Perez	Director	October 12, 2010
H. Daniel Perez

EXHIBIT INDEX

Exhibit
No.	Description

3.1	Restated Certificate of Incorporation filed with the Secretary of State of Delaware on March 18, 2010*

3.2	Second Amended and Restated By-Laws**

4.1	Form of Specimen Common Stock Certificate***

4.2	Form of Series B Warrant****

5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

23.1	Consent of Meaden & Moore, Ltd.

23.2	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page)

*Incorporated by reference to Form 10-K as filed on March 22, 2010.

**Incorporated by reference to Form 8-K as filed on December 5, 2007.

***Incorporated by reference to Amendment No. 1 to Registration Statement on Form SB-2 as filed on April 25, 2006 (File No. 333-131918).

****Incorporated by reference to Form 8-K as filed on March 19, 2007.